UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2012

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14837	75-2756163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition.

On March 15, 2012, Quicksilver Resources Inc. (the “Company”) issued a press release announcing that due to the ongoing efforts to complete the 2011 integrated control and financial statement audit, the filing of its Annual Report on Form 10-K (“Annual Report”) for the year ended December 31, 2011 will be delayed beyond the Form 12b-25 extended due date of March 15, 2012.  The Company expects to file its Annual Report and issue its financial statements by the week of April 16, 2012.

The press release also includes selected unaudited financial information as of and for the quarter and year ended December 31, 2011.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.  The Company’s independent registered public accounting firm has not expressed any opinion or any other form of assurance on the information in Exhibit 99.1.  The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, is being “furnished” to the Securities and Exchange Commission and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

The press release contains a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. We presented adjusted net income for all periods presented in the press release to exclude the effect on net income of certain revenue, expense, gain and loss associated with items not typically included in published estimates, in order to enhance the user’s overall understanding of our current financial performance.  As part of the press release, we provided a reconciliation of adjusted net income to net income, which is the most comparable financial measure determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Our management believes this non-GAAP measure provides useful information to both management and investors by excluding certain revenues and expenses that may not be indicative of our core operating results, and will enhance the ability of management and investors to compare our results of operations from period to period.

 Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2012, the Compensation Committee of the Board of Directors of the Company approved the grant of cash bonuses for 2011 to certain senior executives, including the Company’s principal executive officer, principal financial officer and each other named executive officer, applying the performance criteria contained in the Company’s 2011 Executive Bonus Plan.  The Compensation Committee acknowledged the attainment of these performance criteria, based on the Company’s currently unaudited financial statements for the year ended December 31, 2011 and approved the following cash bonuses for these individuals:

Thomas F. Darden	$ 447,038
Glenn Darden	$ 447,038
Jeff Cook	$ 262,000
Philip W. Cook	$ 192,079
John C. Cirone	$ 175,376

Item 5.04.  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On March 15, 2012, the Company sent a notice pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 (the “Notice”) to its directors and executive officers informing them that, due to the Company’s inability to timely file its Annual Report, the Company would not be able to issue Company common stock, $0.01 par value (“Company Common Stock”), pursuant to the Quicksilver Resources Inc. 401(k) Plan, as amended (the “401(k) Plan”) commencing on March 15, 2012 and ending on the date on which the Company files its Annual Report (the “Blackout Period”), which the Company expects to be by the week of April 16, 2012.  During the Blackout Period, participants in the 401(k) Plan will not be able to purchase or otherwise acquire interests in Company Common Stock or make changes in investment elections or deferral percentages in the 401(k) Plan that would result in any purchase or other acquisition of Company Common Stock.  During the Blackout Period, all directors and executive officers of the Company will be prohibited from, directly or indirectly, purchasing, selling or otherwise acquiring or transferring Company Common Stock (or related securities, including derivative securities) acquired in connection with employment or service as a director or executive officer of the Company.

Stockholders or other interested parties may obtain, without charge, information regarding the Blackout Period, including information as to whether the Blackout Period has begun or ended, by contacting Elizabeth Giddens, Secretary, 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102, or by telephone at (817) 665-4894.

A copy of the Notice is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated March 15, 2012
99.2	Notice to Directors and Executive Officers dated March 15, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Glenn Darden
Glenn Darden
President and Chief Executive Officer

Date: March 15, 2012

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated March 15, 2012
99.2	Notice to Directors and Officers dated March 15, 2012